UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 30, 2005

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	33-1073076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, on March 14, 2005, Genworth Financial, Inc. (“Genworth”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) among Genworth, GE Financial Assurance Holdings, Inc. (“GEFAHI”), General Electric Company (“GE”), General Electric Capital Corporation (“GE Capital”) and GEI, Inc. (“GEI”). Pursuant to the Stock Purchase Agreement, Genworth agreed to purchase from GEFAHI $500 million of Genworth’s Class B Common Stock at a price per share equal to the net proceeds per share that GEFAHI received from the underwriters in a secondary offering of Genworth’s Class A Common Stock. On March 30, 2005, the secondary offering was consummated and pursuant to the Stock Purchase Agreement, Genworth repurchased 19,371,586 shares of Class B Common Stock from GEFAHI at a price of $25.811 per share. Following the completion of the secondary offering and the stock repurchase, GEFAHI is the holder of all 243,216,559 shares of Genworth’s outstanding Class B Common Stock and the holder of approximately 51.7% of all of Genworth’s outstanding common stock. GEFAHI is a direct subsidiary of GEI and an indirect subsidiary of GE Capital and GE.

Pursuant to the Stock Purchase Agreement, Genworth entered into an amendment (the “Amendment”) to the Master Agreement (the “Master Agreement”), dated May 24, 2004, among Genworth, GEFAHI, GE, GE Capital and GEI. The Amendment adds a provision to the Master Agreement that provides that until the date that is at least 185 days after the date of the consummation of a sale by GEFAHI of shares of Genworth’s Class B Common Stock that results in GEFAHI owning less than 50% of Genworth’s outstanding common stock, Genworth will not, without the prior written consent of GE, (1) purchase, redeem or otherwise acquire or retire for value any shares of Genworth’s Class A Common Stock at a price per share that is less than the price per share received by GEFAHI in such sale by GEFAHI, (2) engage in any derivative security transaction with respect to shares of Genworth’s common stock (including a derivative security such as an option, warrant, convertible security, stock appreciation right, or similar right) that would be equivalent economically to a transaction of the type described in clause (1), or (3) agree to do any of the foregoing. The Amendment was executed and became effective concurrently with the closing of the stock repurchase on March 30, 2005.

In addition, pursuant to the Stock Purchase Agreement, GEFAHI delivered to Genworth, upon the closing of the stock repurchase on March 30, 2005, (1) an irrevocable consent to permit Genworth to effect acquisitions for consideration of up to $1 billion at any time that GEFAHI owns 45% or less of Genworth’s outstanding common stock, and (2) an irrevocable proxy to permit Genworth to vote GEFAHI’s shares of Class B Common Stock in favor of an amendment to Genworth’s certificate of incorporation in the event that Genworth elects to amend its certificate of incorporation to permit such acquisitions without GE’s consent (collectively, the “Irrevocable Proxy and Irrevocable Consent”). Genworth’s certificate of incorporation currently provides that until the first date on which GE beneficially owns less than 20% of Genworth’s outstanding common stock, the prior affirmative vote or written consent of GE is required for any acquisition for consideration of more than $700 million.

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The foregoing summaries of the Amendment and the Irrevocable Proxy and Irrevocable Consent are qualified in their entirety by reference to the complete texts thereof, copies of which are filed as exhibits to this report.

Item 9.01. Financial Statements and Exhibits.

Number	Description
10.1	Amendment No. 1, dated as of March 30, 2005, to the Master Agreement, dated as of May 24, 2004, among Genworth Financial, Inc., GE Financial Assurance Holdings, Inc., General Electric Company, General Electric Capital Corporation and GEI, Inc.

10.2	Irrevocable Proxy and Irrevocable Consent, dated March 30, 2005, between Genworth Financial, Inc. and GE Financial Assurance Holdings, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2005

GENWORTH FINANCIAL, INC.

By:	/s/ Richard P. McKenney
Richard P. McKenney
Senior Vice President – Chief Financial Officer

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EXHIBIT INDEX

Number	Description
10.1	Amendment No. 1, dated as of March 30, 2005, to the Master Agreement, dated as of May 24, 2004, among Genworth Financial, Inc., GE Financial Assurance Holdings, Inc., General Electric Company, General Electric Capital Corporation and GEI, Inc.

10.2	Irrevocable Proxy and Irrevocable Consent, dated March 30, 2005, between Genworth Financial, Inc. and GE Financial Assurance Holdings, Inc.

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